Exhibit 5.1

HUNTON ANDREWS KURTH LLP FILE NO: 058036.0000021

FEBRUARY 25, 2021

Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807

Insmed Incorporated
Public Offering of up to $250,000,000 of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the Company’s issuance and sale from time to time of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having a gross sales price of up to $250,000,000 (the “Shares”) pursuant to (i) the Registration Statement on Form S-3 (File No. 333-238560) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the prospectus, dated May 21, 2020, contained in the Registration Statement and the prospectus supplement thereto, dated February 25, 2021 (collectively, the “Prospectus”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) the Sales Agreement, dated as of February 25, 2021 (the “Sales Agreement”), between the Company and SVB Leerink LLC, (vi) resolutions of the Company’s Board of Directors and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on February 25, 2021 to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing the (“Good Standing Certificate”).

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON
LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC
www.HuntonAK.com

Insmed Incorporated
February 25, 2021

For purposes of the opinions expressed below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.          The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.          The Shares have been duly authorized and, when issued and delivered upon payment therefor in accordance with the terms of the Sales Agreement, will be validly issued, fully paid and nonassessable.

The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We hereby consent to (i) the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, (ii) the incorporation by reference of this opinion letter into the Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Insmed Incorporated
February 25, 2021

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP